Exhibit 99

PRESS RELEASE
FOR IMMEDIATE RELEASE
OM GROUP ANNOUNCES STRONG RESULTS FOR SECOND QUARTER
— Net Sales Rise 32 Percent on Higher Pricing —
— Operating Profit Increases Substantially —
CLEVELAND, OH — August 2, 2007 — OM Group, Inc. (NYSE: OMG) today announced results for the second quarter of 2007.
Net sales for the three months ended June 30, 2007, were $231.3 million compared with net sales of $175.2 million in the corresponding period of 2006. This 32 percent increase was due primarily to increased product selling prices, due primarily to a $13.58 increase in the average cobalt reference price.
“Despite some challenging conditions in certain markets, we were able to follow a positive first quarter with strong second quarter results, highlighted by sales volume increases in our key battery and memory disk end markets” said Joseph M. Scaminace, chairman and chief executive officer. “While favorable pricing helped, we also gained benefits from the retirement of our high-yield debt, our broad-based operational excellence initiatives and the first-quarter divestment of our Nickel business.”
Gross profit increased to $83.7 million in the second quarter of 2007 versus $50.5 million in the comparable 2006 quarter. As a percentage of net sales, gross profit improved to 36.2 percent from 28.9 percent. Operating profit in the second quarter of 2007 was $52.5 million, up significantly over operating profit of $22.7 million in the prior-year quarter. These increases were due largely to higher cobalt prices and improved results at the company’s 55%-owned joint venture smelter in the Democratic Republic of Congo (DRC smelter). Also contributing to the gains, the company’s Electronic Chemicals product line grouping continued to exceed expectations as results increased from a year ago driven by strong end-use demand primarily in memory disk applications.
Income from continuing operations in second-quarter 2007 was $44.1 million, or $1.46 per diluted share, compared with $24.1 million, or $0.82 per diluted share, in the 2006 period. The increase was attributable primarily to higher cobalt prices and increased shipments from the DRC smelter. Also, the amount in 2006 includes a $12.0 million after-tax gain on the sale of the Company’s former investment in Weda Bay Minerals.
Income from discontinued operations was $1.9 million in the 2007 second quarter, due principally to a favorable German tax ruling in the period related to the company’s former Precious Metals Group, which was sold in 2003. Year-ago income from discontinued operations was $29.0 million, related primarily to the operations of the Nickel business.
Net income in the 2007 quarter decreased to $46.0 million, or $1.52 per diluted share, from last year’s second-quarter net income of $53.1 million, or $1.80 per diluted share. The decrease was due to the income of the discontinued Nickel business in the 2006 period.
Selling, general and administrative (SG&A) expenses rose to $31.2 million in the second quarter of 2007 compared with $27.9 million in the second quarter of 2006. Corporate expenses of $8.6 million in the 2007 second quarter declined from $10.0 million in the comparable quarter a year ago, reflecting a decrease in

Corporate legal and other professional services fees. The $3.3 million increase in overall SG&A expense was due primarily to increased selling expenses as a result of higher net sales, and an environmental charge of $1.1 million related to the Company’s closed site in Newark, New Jersey. The cash balance at June 30, 2007, was $412.1 million.
SIX-MONTH RESULTS
Net sales for the six months ended June 30, 2007, were $447.5 million versus $317.6 million for the comparable period in 2006. Net income was $160.8 million, or $5.33 per diluted share, in the first half of 2007 compared with net income of $71.3 million, or $2.42 per diluted share, in the first half of 2006. The sales increase was due primarily to higher product selling prices, which were caused principally by the $13.49 increase in the average cobalt reference price in the first half of 2007 compared with the first half of 2006.
Gross profit rose to $155.9 million in the first half of 2007 compared with $84.7 million in the first half of 2006. As a percentage of net sales, gross profit increased to 34.8 percent from 26.7 percent. Operating profit increased to $99.3 million in the 2007 period from $34.2 million in the 2006 first half. The increases reflected higher cobalt prices and higher-priced sales of finished products manufactured with cobalt raw materials purchased at lower prices. Higher sales volumes across all three product line groupings and improved operating results at the DRC smelter also contributed to the better first-half 2007 results.
SG&A expenses were $56.6 million in the first six months of 2007 compared with $50.5 million in the comparable 2006 period. The increase was due primarily to higher selling expenses as a result of the increase in sales and the $1.1 million environmental charge discussed above. Additionally, the first half of 2007 includes a full six months of SG&A expenses related to Plaschem, which the company acquired in March 2006.
OUTLOOK
“We enter the second half of the year well-positioned to deliver on our pledge to re-tool the company’s business model to provide more predictable operating results and sustainable growth,” said Scaminace. “We intend to leverage our core competencies to broaden our market reach and create new growth platforms. Likewise, we have a level of financial flexibility that is unique for a company our size that we expect to put to good use to deliver long-term shareholder value.”
At the end of the third quarter of 2006, the company indicated that it would suspend its past practice of offering earnings guidance. The company believes that significant metal price volatility makes the practice increasingly less meaningful to current and prospective shareholders who use the company’s expectations to form a view of future performance.
WEBCAST INFORMATION
The company has scheduled a conference call and live audio broadcast on the Web for today at 10 a.m. (ET). Investors may access the live audio broadcast by logging on to http://www.omgi.com/investorrelations/webcasts.htm. A copy of management’s presentation materials will be available on OMG’s Web site at the time of the call. The company recommends visiting the Web site at least 15 minutes prior to the webcast to download and install any necessary software. Also, a webcast audio replay will be available on the “Investor Audio Archive” page of the company’s Web site, commencing three hours after the call.
ABOUT OM GROUP, INC.
OM Group is a leading, vertically integrated international producer and marketer of value-added, metal-based specialty chemicals and related materials. Headquartered in Cleveland, Ohio, OM Group operates manufacturing facilities in the Americas, Europe, Asia and Africa. For more information, visit the company’s Web site at http://www.omgi.com/.

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For more information, contact: Greg Griffith, vice president, strategic planning, development and investor relations, at +1-216-263-7455
FORWARD-LOOKING STATEMENTS
The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: the direction and pace of our strategic transformation, including our use of proceeds from the sale of our Nickel business on March 1, 2007 and identification of potential acquisitions; the speed and sustainability of price changes in cobalt; the potential for lower of cost or market write-downs of the carrying value of inventory necessitated by decreases in the market price of cobalt or the selling prices of the company’s finished products; the availability of competitively priced supplies of raw materials, particularly cobalt; the risk that new or modified internal controls, implemented in response to the company’s examination of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, are not effective and need to be improved; the demand for metal-based specialty chemicals and products in the company’s markets; the effect of fluctuations in currency exchange rates on the company’s international operations; the effect of non-currency risks of investing and conducting operations in foreign countries, including political, social, economic and regulatory factors; the effect of changes in domestic or international tax laws; and the general level of global economic activity and demand for the company’s products.

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

	June 30,	December 31,
(In thousands)	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$412,087	$282,288
Accounts receivable, less allowances	120,336	82,931
Inventories	294,567	216,492
Other current assets	35,175	30,648
Assets of discontinued operations	—	597,682

Total current assets	862,165	1,210,041

Property, plant and equipment, net	203,618	210,953
Goodwill	139,146	137,543
Notes receivable from joint venture partner, less allowances	24,179	24,179
Other non-current assets	36,277	35,508

Total assets	$1,265,385	$1,618,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$461	$493
Debt to be redeemed	—	402,520
Accounts payable	129,299	90,768
Accrued income taxes	39,670	17,497
Accrued employee costs	19,244	28,806
Other current liabilities	47,171	42,057
Liabilities of discontinued operations	—	167,148

Total current liabilities	235,845	749,289

Long-term debt	1,176	1,224
Deferred income taxes	4,069	4,118
Minority interests	48,716	43,286
Other non-current liabilities	40,853	38,228

Total stockholders’ equity	934,726	782,079

Total liabilities and stockholders’ equity	$1,265,385	$1,618,224

OM Group, Inc. and Subsidiaries
Unaudited Condensed Statements of Consolidated Income

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2007	2006	2007	2006

Net sales	$231,298	$175,156	$447,494	$317,603
Cost of products sold	147,621	124,621	291,573	232,914

Gross profit	83,677	50,535	155,921	84,689
Selling, general and administrative expenses	31,170	27,877	56,602	50,450

Income from operations	52,507	22,658	99,319	34,239
Other income (expense):
Interest expense	(180)	(9,877)	(7,285)	(19,619)
Loss on redemption of Notes	—	—	(21,733)	—
Foreign exchange gain	1,316	1,599	1,784	2,261
Gain on sale of investment	—	12,223	—	12,223
Other income, net	5,152	2,045	10,104	3,407

	6,288	5,990	(17,130)	(1,728)

Income from continuing operations before income taxes, minority interest and cumulative effect of change in accounting principle	58,795	28,648	82,189	32,511
Income tax expense	(9,815)	(3,324)	(49,789)	(5,046)
Minority partners’ share of income	(4,848)	(1,239)	(6,809)	(636)

Income from continuing operations before cumulative effect of change in accounting principle	44,132	24,085	25,591	26,829
Discontinued operations
Income from discontinued operations, net of tax	1,904	29,030	62,923	44,172
Gain on sale of discontinued operations, net of tax	(19)	—	72,270	—

Total income from discontinued operations, net of tax	1,885	29,030	135,193	44,172
Income before cumulative effect of change in accounting principle	46,017	53,115	160,784	71,001
Cumulative effect of change in accounting principle	—	—	—	287

Net income	$46,017	$53,115	$160,784	$71,288

Net income per common share — basic:
Continuing operations	$1.48	$0.82	$0.86	$0.92
Discontinued operations	0.06	0.99	4.53	1.50
Cumulative effect of change in accounting principle	—	—	—	0.01

Net income	$1.54	$1.81	$5.39	$2.43

Net income per common share — assuming dilution:
Continuing operations	$1.46	$0.82	$0.85	$0.91
Discontinued operations	0.06	0.98	4.48	1.50
Cumulative effect of change in accounting principle	—	—	—	0.01

Net income	$1.52	$1.80	$5.33	$2.42

Weighted average shares outstanding
Basic	29,900	29,319	29,836	29,316
Assuming dilution	30,266	29,489	30,177	29,412

OM Group, Inc. and Subsidiaries
Unaudited Condensed Statements of Consolidated Cash Flows

	Six Months Ended June 30,
(In thousands)	2007	2006
Operating activities
Net income	$160,784	$71,288
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Income from discontinued operations	(62,923)	(44,172)
Gain on sale of discontinued operations	(72,270)	—
Income from cumulative effect of change in accounting principle	—	(287)
Gain on sale of investment	—	(12,223)
Loss on redemption of Notes	21,733	—
Depreciation and amortization	16,398	15,736
Other non-cash items	7,526	1,940
Changes in operating assets and liabilities
Accounts receivable	(37,654)	(13,436)
Inventories	(78,075)	6,045
Accounts payable	38,531	13,067
Other, net	4,405	(2,600)

Net cash provided by (used for) operating activities	(1,545)	35,358

Investing activities
Expenditures for property, plant and equipment	(7,953)	(5,288)
Net proceeds from the sale of the Nickel business	490,036	—
Proceeds from sale of investment	—	12,223
Other investing activities	5,441	(9,709)

Net cash provided by (used for) investing activities	487,524	(2,774)

Financing activities
Payments of long-term debt	(400,000)	(17,250)
Premium for redemption of Notes	(18,500)	—
Other financing activities	10,184	345

Net cash used for financing activities	(408,316)	(16,905)

Effect of exchange rate changes on cash	4,053	2,742

Cash and cash equivalents
Increase from continuing operations	81,716	18,421
Discontinued operations — net cash provided by operating activities	49,623	43,972
Discontinued operations — net cash used for investing activities	(1,540)	(8,534)
Balance at the beginning of the period	282,288	114,618

Balance at the end of the period	$412,087	$168,477

OM Group, Inc. and Subsidiaries
Unaudited Segment Information

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2007	2006	2007	2006

Net Sales
Specialties	$231,298	$175,156	$447,494	$317,603

Income from operations
Specialties	$61,140	$32,691	$116,303	$52,345
Corporate	(8,633)	(10,033)	(16,984)	(18,106)

	$52,507	$22,658	$99,319	$34,239

Non-GAAP Financial Measure
2Q 2007

	2Q 2007		1Q 2007		2Q 2006
Amounts in thousands except per share data	$	EPS	$	EPS	$	EPS

Net income — as reported	$46,017	$1.52	$114,767	$3.85	$53,115	$1.80

Less:
Total Income from Discontinued operations	1,885	0.06	133,308	4.48	29,030	0.98

Income from continuing operations before accounting changes — as reported	$44,132	$1.46	$(18,541)	$(0.63)	$24,085	$0.82

Special items:
Loss on redemption of Notes	—	—	21,733	0.73	—	—
Tax benefit related to loss on redemption of Notes	—	—	(7,607)	(0.26)	—	—
Tax expense related to repatriation of foreign cash	—	—	38,789	1.30	—	—
Environmental charges at closed New Jersey site	1,103	0.04	—		—	—
Malaysian tax holiday — retroactive to January 1, 2007	(2,700)	(0.09)	—	—	—	—
Gain on sale of shares in Weda Bay Minerals, Inc.	—	—	—	—	(12,000)	(0.41)

Income from continuing operations before accounting changes — as adjusted for special items	$42,535	$1.41	$34,374	$1.14	$12,085	$0.41

Weighted average shares outstanding — diluted		30,266		29,771		29,489

Use of Non-GAAP Financial Information:
“Income from continuing operations before accounting changes — as adjusted for special items” is a non-GAAP financial measure that the Company’s management has used as an important metric in evaluating the performance of the Company’s business for the first half of 2007. The above table presents a reconciliation of the Company’s GAAP results, as reported (both net income and income from continuing operations before accounting changes), to its non-GAAP results after adjusting for the special items shown. The Company believes that the non-GAAP financial measure presented in the above table facilitates a comparative assessment of the Company’s operating performance by its management. In addition, the Company believes that this non-GAAP financial measure will enhance investors’ understanding of the performance of the Company’s operations during 2007 and of the comparability of the 2007 results to the results of prior periods.